UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2019

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2019, Verastem, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2019. A copy of the press release is furnished in Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 2.02 on this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 28, 2019, the Company committed to an operational plan to reduce overall operating expenses, including the elimination of approximately 40 positions across the Company and other cost-saving measures (the “Restructuring”). The workforce reduction is designed to streamline operations, speed execution, and reflect the focused, account-based approach in the field. The Company expects to complete the workforce reduction by the end of October 2019.

The Company expects the Restructuring to reduce annualized operating expenses by approximately $25 million beginning in 2020.

The Company has offered one-time termination benefits to the affected employees, including cash severance payments, healthcare benefits, and outplacement assistance.

The Company expects to record a charge of approximately $1.0 million in the fourth quarter of 2019 as a result of the Restructuring, consisting of one-time termination benefits for employee severance, benefits, and related costs, all of which are expected to result in cash expenditures and substantially all of which will be paid out over the next three months. The Company’s estimates are based on a number of assumptions. Actual results may differ materially, and additional charges not currently expected may be incurred in connection with, or as a result of, the Restructuring.

Note Regarding Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, and financial results. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

These risks and uncertainties include: the Company’s ability to complete the Restructuring within the anticipated timeline; the impact of the workforce reduction on the Company’s business; and unanticipated charges not currently contemplated that may occur as a result of the Restructuring. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as filed with the Securities and Exchange Commission (“SEC”) on August 1, 2019, its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 12, 2019 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect The Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index attached hereto.

Exhibit Number	Description

99.1	Verastem, Inc. Press Release dated October 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verastem, Inc.

Dated: October 29, 2019	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer